                                                                  As Amended
                                                               March 9, 1995

                                  RESTATED


                                 BY-LAWS OF


                            NEVADA POWER COMPANY


                                ARTICLE  I


                        MEETING  OF STOCKHOLDERS

          SECTION 1. The annual meeting of the stockholders of the Company shall be held on such date and at such time and place as the Board of Directors shall from year to year designate for the purpose of electing Directors of the Company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting.

          At least ten days' written notice specifying the time and place, when and where the annual meeting shall be convened, shall be mailed in a United States Post Office box addressed to each of the stockholders of record at the time of issuing the notice at his or her or its address last known, as the same appears on the books of the Company.

          Nevertheless, a failure to give such notice or irregularity in such notice shall not affect the validity of any annual meeting or of any proceedings had at such meeting and in such event, these By-Laws shall be, and shall be deemed to be, sufficient notice of such meeting without requirement of further notice.

          SECTION 2. All business lawful to be transacted by the stockholders of the Company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at a special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding Capital Stock of the Company is represented, either in person or by proxy, any lawful business may be transacted and such meeting shall be valid for all purposes.

          SECTION 3. At all stockholders' meetings, the holders of fifty-one percent (51%) in amount of the entire issued and outstanding Capital Stock of the Company shall constitute a quorum for all the purposes of such meetings.

          If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy, at the time and place fixed by these By-laws for any annual meeting, or fixed by a notice for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

          SECTION 4. At each meeting of the stockholders, every stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, not less than ten (10) days preceding the day of such meeting or on such other closing date as shall be set by the Board of Directors, such closing date to be not more than sixty (60) days preceding the date of any such stockholders' meeting, provided that if the closing date for any such meeting falls on a Saturday, Sunday or Holiday, the closing date shall be the next succeeding business day.

          At each meeting of the stockholders, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting and indicating the number of shares held by each, certified by the Secretary or any Assistant Secretary or by the Transfer Agent of the Company, shall be furnished, which list shall be prepared at least ten (10) days before such meeting, and shall be open to the inspection of the stockholders, or their Agents or Proxies, at the principal office of the Company for ten (10) days prior to such meeting. Only the persons in whose names shares of stock are registered on the books of the Company on the closing date for such meeting, as evidenced by the list of stockholders so furnished, shall be entitled to vote at such meeting. Proxies and Powers of Attorney to vote must be filed with the Secretary of the Company before an election or a meeting.

          SECTION 5. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots issued, received and be taken in charge of for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

          SECTION 6. At the stockholders' meetings, the regular order of business shall be as follows:

          1. Reading and approval of the minutes of previous meeting or meetings

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          2.   Reports  of  the  officers  as  the  Board of Directors shall designate.

          3.   Reports of Committees.

          4.   Election of Directors.

          5.   Unfinished business.

          6.   New business.

          7.   Adjournment.

          SECTION 7. Stockholder action may be taken only at a meeting of stockholders; and shall not be taken by written consent without a meeting.


                                ARTICLE II

                       DIRECTORS AND THEIR MEETINGS

          SECTION 1. The Directors by a majority vote thereof may provide for the appointment of a Director or Directors Emeritus whose position shall be honorary from time to time as they determine.

          SECTION 2. Meetings of the Directors may be held at the principal office of the Company in the City of Las Vegas, State of Nevada, or at any other place within or without the State of Nevada, or at such other place or places as the Board of Directors may from time to time determine.

          SECTION 3. Without notice of call, the Board of Directors shall hold its first Annual Meeting for the year immediately after the Annual Meeting of the Stockholders or immediately after the election of Directors at such Annual Meeting.

          Regular meetings of the Board of Directors shall be held on the second Thursday of each month at 9:00 o'clock in the morning. Notice of such regular meetings shall be mailed to each director by the Secretary at least three days previous to the day fixed for such meetings, but no regular meeting shall be held void or invalid if such notice is not given provided the meeting is held at the time and place fixed by these By-Laws.

          Special meetings of the Board of Directors may be held on the call of the Chairman of the Board, Chief Executive Officer or Secretary on at least three days notice by mail to directors resident in the State of Nevada, and on at least five days notice by mail, or three days notice by telegraph or telecopy, to directors not resident in said State.

          Any meeting of the Board, no matter where held, at which all the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

          Any and all business may be transacted at any meeting of the Board of Directors, either regular or special.

          Any action of a majority of the Board of Directors, although not at a regularly called meeting and the record thereof is assented to in writing, by all of the other members of the Board, shall always be as valid and effective in all respects as if passed by the board in regular meeting.

          A majority of the Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time until a quorum shall be present and no notice of such adjournment shall be required. The Board of Directors may prescribe rules, not in conflict with these By-Laws, for the conduct of its business.

          SECTION 4.   A  Director  need  not  be  a  stockholder   of   the
corporation.

          SECTION 5. The Directors including any Director Emeritus shall be allowed and paid all reasonable fees and expenses incurred in attending any meeting of the Board or Committee meetings of the Board as established by the Board.

          SECTION 6. The Chief Executive Officer, on behalf of the Board of Directors, shall make a report to the stockholders at annual meetings of the stockholders of the condition of the Company and shall, upon request, furnish each of the stockholders with a true copy thereof. The President may also make a report.

          The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act which, if approved or ratified by the vote of the holders of a majority of the Capital Stock of the Company represented in person or by proxy at such meeting provided that a lawful quorum of stockholders be there represented in person or by holders thereof, shall be binding upon the Company as if it had been approved or ratified by every stockholder of the Corporation.

          SECTION 7. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive committee. This Committee shall consist of six members of the Board of Directors of the Company, and the Chairman of the

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Committee  shall  be  designated  as  such  by  the Board of Directors.  The
Committee shall in the interim between the meetings of the Board, exercise all powers of that body in accordance with the general policy of the corporation and the direction of the Board of Directors. The Secretary of the Company shall be the Secretary of the Executive committee and shall attend its meetings and its meetings shall be held on the call of the Chairman of the Committee. All members of the Committee must be given reasonable notice of meetings either by mail or by personal communication, either over the telephone or otherwise. A majority of the members of the Committee shall constitute a quorum. The Committee shall keep due records of all meetings and actions of the Committee. Such records shall at all times be open to the inspection by any Director.

          The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee. This Committee shall consist of at least five outside members of the Board of Directors and the Committee shall designate a Chairman and Secretary of the Committee whose duties will be to keep the records of all meetings and action of their meetings. Such records shall at all times be open for inspection by the Board of Directors. The Audit Committee shall meet as required and notice thereof shall be given by the Secretary of the committee at least five days prior to the meeting whether by mail or personal communication. A majority of the members of the Committee shall constitute a quorum.

          The duties and responsibilities of the Audit Committee shall be to:

          1.  Consult with the internal auditors of the Company.

          2. Recommend to the full Board of Directors a person or firm to be retained as the Company's independent auditors.

          3. Consult with the independent auditors as to the Plan of the audit.

          4. Review with the independent auditors the reports of their audit.

          5. Consult with the independent auditors with regard to the adequacy of the Company's internal controls.

          6. Perform any other duties or responsibilities assigned by the Board of Directors.

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate a Compensation Committee. This Committee shall consist of four or more outside members of the Board of Directors. The Committee shall designate a Chairman by a majority vote of the Committee members. This Committee shall be primarily responsible for recommending and establishing salaries, salary rates or other compensation of Directors, the principal officers or other employees of the Company as approved and established by the full Board of Directors of the Company. This Committee shall keep the records of all meetings and actions of the Committee and all said records shall be open at all times for inspection by any Director.

          The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Pension Committee. This Committee shall consist of five or more members of the Board of Directors. The Committee shall designate a Chairman by a majority vote of the Committee members. This Committee shall be primarily responsible for recommending and assisting management in discussion with the trustees of the pension fund, advising on investments and the handling of funds in the Nevada Power Company Retirement and Defined Pension Plan and all other benefit plans involving invested funds. This Committee shall keep the records of all meetings and actions of the Committee and all said records shall be open at all times for inspection by any Director.

          The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Nominating Committee. This Committee shall consist of four or more members of the Board of Directors. The Committee shall designate a Chairman by a majority vote of the Committee members. This Committee shall be primarily responsible for recommending nominees for election to the Board of Directors. This Committee shall keep the records of all meetings and actions of the Committee and all said records shall be open at all times for inspection by any Director.

          The Board of Directors may, by resolution passed by a majority of the whole Board, designate any other committee. Such resolution shall designate the number of directors to sit on such committee and shall set forth in detail the responsibilities of such committee. Any recommendations or actions of any such committee shall be subject to approval of the full Board of Directors.

          SECTION 8. The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the Company and is authorized to exercise for such purpose as the General Agent of the Company, in its entire corporate authority.

          SECTION 9. The regular order of business at meetings of the Board of Directors shall be as follows:

               1. Reading and approval of the minutes of any previous meeting or meetings

          2.   Reports of officers and committees

          3.   Election of officers

          4.   Unfinished business

          5.   New Business

          6.   Adjournment


                                ARTICLE III

                         OFFICERS AND THEIR DUTIES

          SECTION 1. The officers of the Corporation shall be a chief executive officer, president, a vice president, a secretary and a treasurer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, including those of president, secretary and treasurer.

          SECTION 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors at its first meeting after the Annual Meeting of Stockholders and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or until his successors shall be elected and qualify. In the event a vacancy shall occur in any office appointed by the Board of Directors as specified in Section 5 of this Article, The Board of Directors may fill such vacancy at any regular or special meeting of the Board.

          SECTION 3. Subordinate Officers, Etc.. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

          SECTION 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting thereof, or except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take

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effect  at  the  date  of  the  receipt  of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

          SECTION 6. Chairman of the Board. The Chairman of the Board, , shall, if present, preside at all meetings of the Board of Directors and stockholders. The Chairman shall exercise and perform such powers and duties as may be assigned to him by the Board of Directors or prescribed by the By-Laws. He shall have the responsibility of promoting the regular attendance and full contribution of all members of the Board and of focusing the work of the Board on those areas which are properly his responsibility. He shall also have the responsibility of maintaining a sound working relationship between the Board of Directors and the executive team.

          SECTION 7. Chief Executive Officer. The Chief Executive Officer shall be the chief executive of the corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and Board of Directors in the absence of the Chairman of the board. He shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

          SECTION 8. President. The President shall be the chief operating officer of the corporation, unless the Board of Directors shall otherwise designate, and shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and Board of Directors in the absence of the Chairman of the Board and Chief Executive Officer. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, the Chief Executive Officer, or the By-Laws.

          SECTION 9. Vice President. In the absence or disability of the Chief Executive Officer and President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice president designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the

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restrictions  upon the President.  One or more of the vice presidents may be designated senior vice president or executive vice president. The vice president so designated by the Board of Directors shall be considered the ranking vice resident of the corporation and during the absence of the President, shall perform all the duties of the President. During this
period,  other  vice presidents shall report to him.   The  vice  presidents
shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or by the By-Laws, or by the Chief Executive Officer.

          SECTION 10. Secretary. The Secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall keep written records and minutes of the meetings of the board, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

          SECTION 11. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including retained earnings, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be kept open to inspection by any Director.

          The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, President and directors whenever they request it, an account of all of his transactions as Treasurer, and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Law.


                                ARTICLE IV

                               CAPITAL STOCK

          SECTION 1. The Capital Stock of the company shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.

          SECTION 2. A certificate or certificates for shares of the Capital Stock of the company shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary. Where any such certificate is registered manually by a Registrar, the signatures of a Transfer Agent and any such President, Vice president, Secretary or Assistant Secretary may be facsimiles, engraved, stamped or printed.

          All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and date of issue shall be entered on the Company's books.

          All certificates surrendered to the Company shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered or cancelled.

          SECTION 3. No transfer of stock shall be valid as against the Company except on surrender and cancellation of the certificate therefor, accompanied by an Assignment or Transfer by the owner thereof, made either in person or under assignment, and a new certificate shall be issued therefor.

          Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said Transfer on the books of the Company.

          SECTION 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Capital Stock of the Company.

          The Board of Directors may appoint Transfer Agents and Registrars of Transfers and may require all Stock Certificates to bear the signature of such Transfer Agents and of such Registrars of Transfers.

          SECTION 5. The Stock Transfer books shall be closed for all meetings of the stockholders thirty days prior to such meeting, (unless the Board of Directors sets a different closing date for any such stockholders' meeting in which event the Stock Transfer Books of the Company shall be closed for such meeting as of the date fixed by the Board of Directors but in no event shall such date be more than forty days preceding the date of such stockholders' meeting), and shall be closed for the payment of such dividends on such dates as from time to time may be fixed by the Board of Directors.

          SECTION 6. Any person or persons applying for a Certificate of Stock in lieu of one alleged to have been lost or destroyed shall make Affidavit or affirmation of fact, and shall deposit with the Company said Affidavit. Whereupon, after the deposit of said Affidavit and upon such person or persons giving Bond of Indemnity to the Company with surety to be approved by the Board of Directors in double the current value of the stock against any damage, loss or inconvenience to the Company, which may or can arise in consequence of a new or duplicate Certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such persons, a new certificate or a duplicate certificate of the one so lost or destroyed. The Board of Directors may in its discretion refuse to issue such new duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein contained to the contrary, notwithstanding.


                                 ARTICLE V

                             OFFICES AND BOOKS

          SECTION 1. The principal office of the corporation in Nevada shall be at the Company offices at 6226 West Sahara Avenue in the City of Las Vegas, Clark County, Nevada, and the Company may have a principal office in any other state or territory or at any other location in the State of Nevada, as the Board of Directors may designate.

          SECTION 2. The stock ledger of the Company shall be kept at the office of a Transfer Agent and shall be open to inspection by all who are authorized to have the right to see the same. All other books of the Company shall be kept at such places as may be prescribed by the Board of Directors.

          The Company shall keep at its principal office in the County of Clark, State of Nevada, a statement setting out the name of the Transfer Agent and its complete post office address, including street and number where the Company's stock ledger is kept.

          A copy of the By-Laws of the articles of Incorporation or any amendments or Restatements thereto of the Company shall be kept at its principal office in the State of Nevada, and shall be subject to the inspection of any of the stockholders.


                                ARTICLE VI

                              MISCELLANEOUS

          SECTION 1. The Board of Directors shall have power to reserve over and above the Capital Stock paid in, such amounts in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the Company in excess of the amounts so reserved, and pay the same to the stockholders of the Company and may also, if it deems the same advisable, declare stock dividends of the unissued Capital Stock of the Company.

          SECTION 2. The Board of Directors or the Executive Committee shall by resolution determine limits under which the Chief Executive Officer, President and/or other officers and employees are delegated authority to enter into agreements, contracts or obligations (other than checks in payment of indebtedness incurred by authority of the Board of Directors) involving the payment of moneys or the credit of the Company.

          SECTION 3. Unless otherwise ordered by the Board of Directors or the Executive Committee, all agreements and contracts shall be signed by the Chief Executive Officer, President and Secretary in the name and on behalf of the Company and shall have the corporate seal thereto attached.

          SECTION 4. All moneys of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the Company.

          SECTION 5. No note, acceptance, endorsement or other evidence of indebtedness shall be valid as against the Company unless the same shall be signed by the Chief Executive Officer, President or a Vice President and attested by the Secretary or an Assistant Secretary or signed by the Treasurer or an Assistant Treasurer, and countersigned by the President, Vice President or Secretary. However, the Chief Executive Officer, President and the Secretary or Assistant Secretary shall have the authority to designate the officers and/or employees who shall sign checks against any one or all of the accounts of the Company in its depository bank or banks, and they are further authorized to designate the number of officers and/or employees who shall sign each check against said account or accounts. Any one of the officers and/or employees authorized to sign checks on behalf of the Company may endorse checks or drafts for deposit only, to the credit of the Company, in any one or all of its designated depositories. No check or order for money shall be signed in blank by officers and/or employees of the Company.

          SECTION 6. No loan or advance of money other than for reasonable travel and expense advances shall be made by the Company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

          SECTION 7. No director nor executive officer of the Company shall be entitled to any salary or compensation for any service performed for the company unless such salary or compensation shall be fixed by resolution of the Board of Directors.

          SECTION 8. The Company may take, acquire, hold, mortgage, sell or otherwise deal in stocks or bonds or securities of any other corporation if and as often as the Board of Directors shall so elect.

          SECTION 9. The Directors shall have power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchises of this corporation, and pursuant to the affirmative vote, either in person or by proxy of the holders of a majority of the Capital Stock issued and outstanding, the Directors shall have authority to dispose in any manner of the whole property of this corporation.

          SECTION 10. The Company shall have a corporate seal, the design thereof being as follows:













          SECTION 11. The provisions of NRS 78.378 to 78.3793, inclusive, shall not apply to the Company.

                                    ARTICLE VII

                                AMENDMENT OF BY-LAWS

          SECTION 1. Amendments or changes of these By-Laws may be made at any regular or special meeting of the Board of Directors by a vote of not less than a majority of the entire Board, or at any regular or special meeting of shareholders of the Company.


                               ARTICLE VIII

                             INDEMNIFICATION

          SECTION 1. Indemnification. The Company shall, unless prohibited by Nevada Law, indemnify any person (an "Indemnitee") who is or was involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor (collectively, a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all Expenses and Liabilities actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article VIII shall be presumed to have been relied upon by the directors, officers, employees and agents of the Company and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals.

          SECTION 2. Indemnification Contracts. The Board of Directors is authorized, on behalf of the Company, to enter into, deliver and perform agreements or other arrangements to provide any Indemnitee with specific rights of indemnification in addition to the rights provided hereunder to the fullest extent permitted by Nevada Law. Such agreements or arrangements may provide (I) that the Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of any such action, suit or proceeding provided that, if required by Nevada Law at the time of such advance, the officer or director provides an undertaking to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified against such expenses, (ii) that the Indemnitee shall be presumed to be entitled to indemnification under this Article VIII or such agreement or arrangement and the Company shall have the burden of proof to overcome that presumption,
(iii) for procedures to be followed by the Company and the Indemnitee in making any determination of entitlement to indemnification or for appeals therefrom and (iv) for insurance or such other Financial Arrangements described in Section 3 of this Article VIII, all as may be deemed appropriate by the Board of Directors at the time of execution of such agreement or arrangement.

          SECTION 3. Insurance and Financial Arrangements. The Company may, unless prohibited by Nevada Law, purchase and maintain insurance or make other financial arrangements ("Financial Arrangements") on behalf of any Indemnitee for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability and expenses. Such other Financial Arrangements may include (I) the creation of a trust fund, (ii) the establishment of a program of self-insurance, (iii) the securing of the Company's obligation of indemnification by granting a security interest or other lien on any assets of the Company, or (iv) the establishment of a letter of credit, guaranty or surety.

          SECTION 4.  Definitions.  For purposes of this Article:

          Expenses. The word "Expenses" shall be broadly construed and, without limitation, means (I) all direct and indirect costs incurred, paid or accrued, (ii) all attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, food and lodging expenses while traveling, duplicating costs, printing and binding costs, telephone charges, postage, delivery service, freight or other transportation fees and expenses, (iii) all other disbursements and out-of-pocket expenses, and (iv) amounts paid in settlement, to the extent permitted by Nevada Law; provided, however, that "Expenses" shall not include any judgments or fines or excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other excise taxes or penalties.

          Liabilities.   "Liabilities"   means   liabilities  of  any   type
whatsoever, including, but not limited to, judgments or fines, ERISA or other excise taxes and penalties, and amounts paid in settlement.

          Nevada Law. "Nevada Law" means Chapter 78 of the Nevada Revised Statutes as amended and in effect from time to time or any successor or other statutes of Nevada having similar import and effect.

          This Article.  "This Article" means Paragraphs 1 through 5 of this
Article VIII or any portion of them.

          SECTION 5. Amendment. Sections 1 through 5 of this Article VIII, including this Section 5, may only be amended by (I) a majority vote of the Continuing Directors (as such term is defined in the Company's Restated Articles of Incorporation) or (ii) the affirmative vote of holders of 80% of the Company's outstanding Voting Stock; provided, however, no amendment or repeal of this Article VIII shall adversely affect any right of any Indemnitee existing at the time such amendment or repeal becomes effective.











































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